AMENDMENT #1
                                     TO THE
                            ASSET PURCHASE AGREEMENT
                                  BY AND AMONG
                            PRIMAVERA SOFTWARE, INC.
                             PRIMAVERA SYSTEMS, INC.
                                       AND
                              EVOLVE SOFTWARE, INC.

     This Amendment #1 (the "Agreement") to the Asset Purchase Agreement, dated March 26, 2003, by and among between PRIMAVERA SOFTWARE, INC., PRIMAVERA SYSTEMS, INC. and EVOLVE SOFTWARE, INC.

                                   BACKGROUND
                                   ----------

     The parties hereto entered into that certain Asset Purchase Agreement dated March 19, 2003 (the "Original Agreement"). The parties desire to amend the Original Agreement to provide that the Purchaser thereunder may offer employment (conditional upon the consummation of the transactions contemplated by the Original Agreement) to the Seller's employees at any time following the execution and delivery of the Original Agreement. Such amendment is intended to be effective as of the date of the Original Agreement.

     NOW, THEREFORE, the parties hereto, in consideration of their mutual covenants and agreements set forth in the Original Agreement and set forth herein, and intending to be legally bound hereby, covenant and agree as follows:

     1. The second sentence of Section 7.9(a) shall be deleted in its entirety and replaced with the following:

          "Purchaser shall be permitted to offer employment to such employees of Seller as designated by Purchaser, such employment being conditional upon the consummation of the transactions contemplated hereby, at any time after the execution, and delivery of this Agreement, whom Purchaser desires to employ in connection with the purchase of the Acquired Business, on terms provided by Purchaser; provided that (i) such offers (other than sales
                               --------  ----
     personnel and consultants not currently based in the City of San Francisco) shall be made for positions located in the City of San Francisco, (ii) each such offeree would be offered a similar position in a similar role as such offerees enjoyed with Seller and (iii) the base salary compensation (this excludes benefits, vacation, sick time, personal time, bonuses, commissions and any other remuneration outside of base salary compensation) for each offeree shall be substantially similar to his or her existing base salary compensation with the Seller and provided further that each such offer
                                           -------- -------
     shall be contingent on completion of the Closing and on the offeree's compliance with the standard hiring practices of Purchaser."


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     2.     It  is  understood  and  agreed  by  the  parties that the amendment described in paragraph 1 above shall be effective as of March 19, 2003.

     3. Any capitalized term utilized but not defined herein shall have the meaning ascribed to such term as set forth in the Original Agreement.

     4. Except as specifically set forth in this Agreement, the Original Agreement shall remain in full fore and effect.

     IN WITNESS WHEREOF, the parties hereto, by their officers thereunto duly authorized, have executed this Agreement as of the day and year first written above.


                                          PRIMAVERA SOFTWARE, INC.


                                          By:  /s/ Mitchell Codkind
                                               ---------------------------------
                                          Name:  Mitchell Codkind
                                          Title: Vice President of Finance & CFO

                                          PRIMAVERA SYSTEMS, INC.

                                          By:  /s/ Mitchell Codkind
                                               ---------------------------------
                                          Name:  Mitchell Codkind
                                          Title: Vice President of Finance & CFO

                                          EVOLVE SOFTWARE, INC.

                                          By:  /s/  Linda Zecher
                                               ---------------------------------
                                          Name   Linda Zecher
                                          Title: President



                                SIGNATURE PAGE TO
                  AMENDMENT #1 TO THE ASSET PURCHASE AGREEMENT


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